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                                                                Exhibit 23.6


                    Consent of Anders, Minkler, & Diehl LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 of Apartment Investment and Management Company ("AIMCO") and the Joint Proxy Statement/Prospectus of AIMCO and NHP Incorporated ("NHP") included therein, and to the incorporation by reference therein of our reports dated February 3, 6, 9, 11, 14, 15 and 20, 1995 and our reports dated February 9, 13 and 20, 1996 with respect to the audits of:

Pershing Waterman Phase I       (DB I)      Caroline Associates I
PW III Associates               (DB II)     Columbus Square Associates I
PW IV Associates                (DB III)    Columbus Square Associates II
PW V Associates                 (DB IV)     Savoy Court Associates
PW VI Associates                (DB V)      Wigar, Ltd. (Winter Garden)


(i) for the years ended December 31, 1994 and 1995, included (for 1995) and incorporated by reference (for 1994) in AIMCO's Current Report on Form 8-K dated June 3, 1997, as amended; (ii) for the year ended December 31, 1994, incorporated by reference in AIMCO's Current Report of Form 8-K dated April 16, 1997, as amended; and (iii) for the year ended December 31, 1994, incorporated by reference in NHP's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, all filed with the Securities and Exchange Commission.


/s/ Anders, Minkler, & Diehl LLP

St. Louis, Missouri
October 30, 1997